KBR

601 Jefferson St. •	Houston, Texas 77002

Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE	Contact:	Rob Kukla, Jr.
October 31, 2008	Director, Investor Relations
713-753-5082

Heather Browne
Director, Communications
713-753-3775

KBR ANNOUNCES THIRD QUARTER RESULTS

$0.44 per diluted share for third quarter 2008 income from continuing operations

▪	Revenue for the nine months ended September 30, 2008 increased 29% over the corresponding period last year

▪	Business unit income for the first nine months ended September 30, 2008 increased 38% compared to the corresponding period last year

▪	Operating income in the first nine months of 2008 increased 83% over the first nine months of 2007

▪	Backlog at the end of September 30, 2008 increased 27% from same period last year

▪	Corporate general and administrative expense decreased 8% in the first nine months of 2008 compared to the first nine months of 2007

HOUSTON, Texas – KBR (NYSE:KBR) announced today that third quarter 2008 income from continuing operations was $74 million, or $0.44 per diluted share, which included a negative impact of approximately $0.04 to $0.05 per diluted share, related to Hurricane Ike. This compares to income from continuing operations of $60 million, or $0.35 per diluted share, in the third quarter of 2007.

Net income for the third quarter of 2008 was $85 million, or $0.51 per diluted share, which included income from discontinued operations of $11 million, or $0.07 per diluted share, resulting from foreign tax credits related to DML. Net income for the third quarter of 2007 was $63 million, or $0.37 per diluted share, which included income from discontinued operations of $3 million, or $0.02 per diluted share, related to post-closing activities for previously disposed businesses.

Consolidated revenue in the third quarter of 2008 was $3.0 billion, an increase of 39% from $2.2 billion in the third quarter of 2007.

Consolidated operating income was $144 million in the third quarter of 2008 compared to $102 million in the third quarter of 2007. Operating income in the third quarter of 2008 included a $13 million reversal of a charge related to an unfavorable jury verdict of approximately $40 million from litigation with a subcontractor on the LogCAP III contract in the second quarter of 2008. Operating income in the third quarter of 2007 included an $18 million pre-tax gain on the sale of KBR’s interest in the Brown & Root-Condor Spa (BRC) joint venture in Algeria.

“This was a solid quarter for KBR, in terms of revenue growth, operating income growth, and earnings per share growth from last year’s third quarter. The integration of BE&K is going extremely well and BE&K is making strong contributions with new awards and financial performance.” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “KBR’s long-term prospects across its end-markets remain positive and KBR is well-positioned to capture those opportunities.”

2008 Third Quarter Business Unit Results

Upstream business unit income was $53 million in the third quarter of 2008 compared to business unit income of $57 million in the third quarter of 2007. Business unit income in the third quarter of 2008 had positive contributions from various gas monetization projects, including the Pearl GTL, Skikda LNG, and Gorgon LNG projects, several offshore related projects in Australia and the Caspian area, and an FPSO project. The third quarter of 2007 included an $18 million pre-tax gain on the sale of BRC.

Government and Infrastructure business unit income was $104 million in the third quarter of 2008 compared to business unit income of $98 million in the third quarter of 2007. Business unit income in the third quarter of 2008 included a $13 million reversal of a charge related to an unfavorable jury verdict of approximately $40 million from litigation with a subcontractor on the LogCAP III contract in the second quarter of 2008 and positive contributions from Iraq-related activities, the Allenby & Connaught project, work on the CENTCOM project, and several water projects. Business unit income in the third quarter of 2007 included a $6 million gain related to a favorable settlement on a road project.

Services business unit income was $27 million in the third quarter of 2008 compared to business unit income of $6 million in the third quarter of 2007. Business unit income in the third quarter of 2008 had positive contributions from BE&K, the Scotford Upgrader project in Canada, service and maintenance vessels in the Gulf of Mexico, and various industrial service projects.

Downstream business unit income was $15 million in the third quarter of 2008 compared to business unit income of $4 million in the third quarter of 2007. Business unit income in the third quarter of 2008 had positive contributions from the Yanbu export refinery project, program management services for the Ras Tanura project in Saudi Arabia, and several BE&K projects.

Technology business unit income was $4 million in the third quarter of 2008 compared to business unit income of $5 million in the third quarter of 2007. Business unit income in the third quarter of 2008 had positive contributions from an ammonia project in Venezuela and a refinery fluid catalytic cracking revamp project in Colombia.

Ventures business unit income was $0 million in the third quarter of 2008 compared to a business unit loss of $3 million in the third quarter of 2007. Business unit income in the third quarter of 2008 was primarily impacted by income from the investment in the Allenby & Connaught military accommodation and services project and offset by start-up costs related to the EBIC ammonia project in Egypt. Business unit loss for the third quarter of 2007 included continued operating losses generated on an investment in a railroad project in Australia.

Corporate general and administrative expense in the third quarter of 2008 was $55 million compared to $65 million in the prior year third quarter.

Total cash flows provided by operating activities for the first nine months ended September 30, 2008 was $1 million, which included a $158 million reduction in net committed cash from advanced payments related to consolidated joint ventures, other consolidated subsidiaries, and a contract in progress.

Significant Achievements and Awards

▪

KBR announced on August 6, 2008 and completed on September 3, 2008, the company’s first share repurchase program. The company repurchased a total of 8.4 million shares at an average price of $23.35 per share.

▪

KBR announced that the Kellogg Joint Venture Group (KJVG) was awarded a Work Authorization by Chevron Australia Pty Ltd for approximately AUD$300 million to finalize front end engineering and design (FEED) for the Chevron-operated Gorgon project. Through KJVG, KBR is leading the design of the Liquefied Natural Gas facility on Barrow Island, which will consist of three, 5 million ton per annum LNG trains. The FEED also included a 300TJ/d domestic gas plant.

▪

KBR announced a division of its Services business unit, BE&K, was awarded a $232 million contract by ADA-ES, Inc. for the construction of its Red River Activated Carbon Plant located in Red River Parish, Louisiana. BE&K will provide full engineering, procurement, and construction services.

▪

KBR announced a division of its Services business unit, BE&K, was awarded a $64 million contract by EFACEC Power Transformers, Inc. for the construction of a power transformer manufacturing facility in Rincon, Georgia. BE&K will design and construct the new manufacturing facility that will be used by EFACEC to build power transformers, including core form, shell form, and mobile power substations for the U.S. market.

▪

KBR announced a division of its Services business unit, BE&K, was awarded a contract for the rebuild of a large recovery boiler for Weyerhaeuser Company in Columbus, Mississippi. BE&K will reconstruct the lower furnace of the mill’s recovery boiler, including: replacing furnace walls and existing sloped floor; upgrading the combustion air system; and replacing a smelt dissolving tank, as well as installing new agitators and soot blowers.

▪

KBR announced on October 6, 2008, it had acquired Wabi Development Corporation (Wabi) for approximately US$19.5 million. Wabi services the energy, forestry, and mining industries in Canada and will be integrated into KBR’s Services Business Unit. Wabi provides maintenance, fabrication, construction, and construction management services to a variety of clients in Canada and Mexico.

▪

KBR announced a division of its Services business unit, BE&K, was awarded a multi-million dollar contract by Georgia Power for full engineering, procurement, and construction services of a new baghouse unit at Plant Scherer near Macon, Georgia. BE&K will provide full EPC services for the installation of a new baghouse unit, including major new ductwork and ancillary facilities.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. The company offers a wide range of services through its Downstream, Government and Infrastructure, Services, Technology, Upstream, and Ventures business units.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 26, 2008, subsequent Forms 10-Q, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

KBR, Inc.: Condensed Consolidated Statements of Income

(Millions of dollars and shares except per share data) (Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		June 30,
	2008	2007	2008
Revenue:
Government and Infrastructure	$1,759	$1,566	$1,707
Upstream	550	407	699
Services	539	77	129
Downstream	138	103	101
Technology	19	26	23
Ventures(a)	1	(2)	(1)
Other	12	—	—
Total revenue	$3,018	$2,177	$2,658
Business unit income (loss):
Government and Infrastructure	$104	$98	$63
Upstream	53	57	39
Services	27	6	17
Downstream	15	4	14
Technology	4	5	7
Ventures(a)	—	(3)	—
Other	1	—	—
Total business unit income	204	167	140
Unallocated costs:
Labor cost absorption	(5)	—	2
Corporate general and administrative	(55)	(65)	(52)
Total operating income	144	102	90

Interest income, net	7	17	9
Foreign currency gain (loss), net	—	(11)	1
Other non-operating gain, net	—	—	—
Income from continuing operations before income taxes
and minority interest	151	108	100
Provision for income taxes	(55)	(35)	(36)
Minority interest in net earnings of subsidiaries	(22)	(13)	(16)
Income from continuing operations	74	60	48
Income from discontinued operations, net	11	3	—
Net income	$85	$63	$48
Basic income per share(b):
Continuing operations	$0.45	$0.36	$0.28
Discontinued operations, net	0.07	0.02	—
Net income per share	$0.51	$0.38	$0.28
Diluted income per share(b):
Continuing operations	$0.44	$0.35	$0.28
Discontinued operations, net	0.07	0.02	—
Net income per share	$0.51	$0.37	$0.28
Basic weighted average shares outstanding	166	168	169
Diluted weighted average shares outstanding	167	170	171
Cash dividends declared per share	$0.05	$—	$0.05

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Statements of Income

(Millions of dollars and shares except per share data) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Revenue:
Government and Infrastructure	$5,150	$4,505
Upstream	1,860	1,284
Services	776	226
Downstream	339	276
Technology	61	72
Ventures(a)	(3)	(7)
Other	12	—
Total revenue	$8,195	$6,356
Business unit income (loss):
Government and Infrastructure	$247	$226
Upstream	197	124
Services	57	33
Downstream	37	7
Technology	16	18
Ventures(a)	(4)	(9)
Other	1	—
Total business unit income	551	399
Unallocated costs:
Labor cost absorption	—	(10)
Corporate general and administrative	(163)	(177)
Total operating income	388	212
Interest income, net	32	44
Foreign currency losses, net	(2)	(16)
Other non-operating gain, net	—	1
Income from continuing operations before income taxes
and minority interest	418	241
Provision for income taxes	(151)	(93)
Minority interest in net earnings of subsidiaries	(47)	(14)
Income from continuing operations	220	134
Income from discontinued operations, net	11	97
Net income	$231	$231
Basic income per share(b):
Continuing operations	$1.31	$0.80
Discontinued operations, net	0.07	0.58
Net income per share	$1.38	$1.38
Diluted income per share(b):
Continuing operations	$1.30	$0.79
Discontinued operations, net	0.07	0.57
Net income per share	$1.37	$1.37
Basic weighted average shares outstanding	168	168
Diluted weighted average shares outstanding	169	169
Cash dividends declared per share	$0.15	$—

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and equivalents	$1,110	$1,861
Receivables:
Notes and accounts receivable, net	1,333	927
Unbilled receivables on uncompleted contracts	760	820
Total receivables	2,093	1,747
Deferred income taxes	167	165
Other current assets	289	282
Current assets of discontinued operations	—	1
Total current assets	3,659	4,056
Property, plant, and equipment, net of accumulated
depreciation of $240 and $227	262	220
Goodwill	679	251
Intangible assets, net	74	15
Equity in and advances to unconsolidated affiliates	177	294
Noncurrent deferred income taxes	92	139
Unbilled receivables on uncompleted contracts	133	196
Other assets	247	32
Total assets	$5,323	$5,203

Liabilities, Minority Interest and Shareholder’s Equity
Current liabilities:
Accounts payable	$1,140	$1,117
Due to Halliburton, net	17	16
Advanced billings on uncompleted contracts	686	794
Reserve for estimated contract losses	92	117
Employee compensation and benefits	362	316
Other current liabilities	327	262
Current liabilities of discontinued operations	6	1
Total current liabilities	2,630	2,623
Noncurrent employee compensation and benefits	109	79
Other noncurrent liabilities	184	151
Noncurrent income tax payable	80	78
Noncurrent deferred tax liability	43	37
Total liabilities	3,046	2,968
Minority interest in consolidated subsidiaries	—	(32)
Shareholders’ equity and accumulated other comprehensive loss:
Common stock	—	—
Paid-in capital in excess of par value	2,086	2,070
Accumulated other comprehensive loss	(136)	(122)
Retained earnings	523	319
	2,473	2,267
Treasury Stock	(196)	—
Total shareholders’ equity and accumulated other
comprehensive loss	2,277	2,267
Total liabilities, minority interest, shareholders’ equity
and accumulated other comprehensive loss	$5,323	$5,203

KBR, Inc.: Condensed Consolidated Statements of Cash Flows

(In millions) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$231	$231
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	33	30
Equity earnings from unconsolidated affiliates	(34)	(71)
Deferred income taxes	52	8
Gain on sale of assets, net	—	(216)
Other	10	52
Changes in operating assets and liabilities:
Receivables	(119)	(247)
Unbilled receivables on uncompleted contracts	73	271
Accounts payable	(102)	(91)
Advanced billings on uncompleted contracts	(212)	87
Accrued employee compensation and benefits	(2)	35
Reserve for loss on uncompleted contracts	(25)	(43)
Collection (repayment) of advances from (to) unconsolidated affiliates, net	69	(39)
Distribution of earnings from unconsolidated affiliates	88	93
Other assets	(89)	(38)
Other liabilities	28	110
Total cash flows provided by operating activities	1	172
Cash flows from investing activities:
Capital expenditures	(27)	(32)
Sales of property, plant and equipment	6	1
Acquisition of businesses, net of cash acquired	(498)	—
Disposition of business/investments, net of cash disposed	—	334
Total cash flows provided by (used in) investing activities	(519)	303
Cash flows from financing activities:
Payments to Halliburton, net	—	(120)
Payments on long-term borrowings	—	(7)
Payments to reacquire common stock	(196)	—
Net proceeds from issuance of common stock	3	4
Excess tax benefits from stock-based compensation	2	3
Payment of dividend to shareholders	(17)	—
Payments of dividends to minority shareholders	(23)	(28)
Total cash flows used in financing activities	(231)	(148)
Effect of exchange rate changes	(2)	7
Increase (decrease) in cash and equivalents	(751)	334
Cash and equivalents at beginning of period	1,861	1,461
Cash and equivalents at end of period	$1,110	$1,795
Noncash financing activities
Dividends declared but not paid	$9	$—

KBR, Inc.: Revenue and Operating Results by Business Unit

(In millions) (Unaudited)

Three Months Ended

	September 30,		June 30,
Revenue:	2008	2007	2008
G&I: U.S. Government – Middle East Operations	$1,364	$1,217	$1,340
U.S. Government – Americas Operations	183	192	156
International Operations	212	157	211
Total G&I	1,759	1,566	1,707
Upstream:
Gas Monetization	434	265	575
Offshore	97	92	98
Other	19	50	26
Total Upstream	550	407	699
Services	539	77	129
Downstream	138	103	101
Technology	19	26	23
Ventures	1	(2)	(1)
Other	12	—	—
Total revenue	$3,018	$2,177	$2,658
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$78	$61	$36
U.S. Government – Americas Operations	13	31	13
International Operations	42	36	45
Total job income	133	128	94
Divisional overhead	(29)	(30)	(31)
Total G&I business unit income	104	98	63
Upstream:
Gas Monetization	37	31	32
Offshore	20	15	17
Other	6	26	4
Total job income	63	72	53
Divisional overhead	(10)	(15)	(14)
Total Upstream business unit income	53	57	39
Services:
Job income	41	9	19
Gain on sale of assets	—	—	1
Divisional overhead	(14)	(3)	(3)
Total Services business unit income	27	6	17
Downstream:
Job income	20	7	20
Divisional overhead	(5)	(3)	(6)
Total Downstream business unit income	15	4	14
Technology:
Job income	10	10	12
Divisional overhead	(6)	(5)	(5)
Total Technology business unit income	4	5	7
Ventures:
Job income (loss)	1	(2)	(1)
Gain on sale of assets	—	—	1
Divisional overhead	(1)	(1)	—
Total Ventures business unit income (loss)	—	(3)	—
Other:
Job Income	4	—	—
Divisional overhead	(3)	—	—
Total Other business unit income	1	—	—
Total business unit income	$204	$167	$140

KBR, Inc.: Revenue and Operating Results by Business Unit

(In millions) (Unaudited)

Nine Months Ended
	September 30,
Revenue:	2008	2007
G&I: U.S. Government – Middle East Operations	$4,072	$3,529
U.S. Government – Americas Operations	460	565
International Operations	618	411
Total G&I	5,150	4,505
Upstream:
Gas Monetization	1,454	907
Offshore	332	260
Other	74	117
Total Upstream	1,860	1,284
Services	776	226
Downstream	339	276
Technology	61	72
Ventures	(3)	(7)
Other	12	—
Total revenue	$8,195	$6,356
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$183	$193
U.S. Government – Americas Operations	27	49
International Operations	126	82
Total job income	336	324
Divisional overhead	(89)	(98)
Total G&I business unit income	247	226
Upstream:
Gas Monetization	110	112
Offshore	104	38
Other	18	13
Total job income	232	163
Divisional overhead	(35)	(39)
Total Upstream business unit income	197	124
Services:
Job income	76	41
Gain on sale of assets	1	—
Divisional overhead	(20)	(8)
Total Services business unit income	57	33
Downstream:
Job income	52	18
Divisional overhead	(15)	(11)
Total Downstream business unit income	37	7
Technology:
Job income	32	33
Divisional overhead	(16)	(15)
Total Technology business unit income	16	18
Ventures:
Job income (loss)	(3)	(7)
Gain on sale of assets	1	—
Divisional overhead	(2)	(2)
Total Ventures business unit income (loss)	(4)	(9)
Other:
Job Income	4	—
Divisional overhead	(3)	—
Total Other business unit income	1	—
Total Business unit income	$551	$399

KBR, Inc.: Backlog Information (a)

(In Millions) (Unaudited)

	September 30,	December 31,
	2008	2007
G&I:
U.S. Government - Middle East Operations	$1,570	$1,361
U.S. Government - Americas Operations	705	548
International Operations	1,928	2,339
Total G&I(b)	4,203	4,248
Upstream:
Gas Monetization	6,597	6,606
Offshore Projects	239	173
Other	106	118
Total Upstream	6,942	6,897
Services	2,884	765
Downstream	360	313
Technology	95	128
Ventures	766	700
Total backlog for continuing operations(c)	$15,250	$13,051

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. Our backlog for projects related to unconsolidated joint ventures totaled $2.8 billion and $3.1 billion at September 30, 2008 and December 31, 2007, respectively. Our backlog related to consolidated joint ventures with minority interest totaled $3.5 billion and $3.2 billion at September 30, 2008 and December 31, 2007, respectively.

As of September 30, 2008, 20% of our backlog for continuing operations was attributable to fixed-price contracts and 80% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure segment backlog from continuing operations includes backlog attributable to firm orders in the amount of $4.0 billion and $4.0 billion as of September 30, 2008 and December 31, 2007, respectively. Government and Infrastructure backlog attributable to unfunded orders was $0.2 billion as of September 30, 2008 and $0.2 billion as of December 31, 2007.

(c)	As a result of the acquisition of BE&K on July 1, 2008, backlog increased approximately $2.0 billion.

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